UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 — Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by Americold Realty Trust (the “Company”) of its common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), described in the Company’s prospectus dated January 18, 2018 (the “Prospectus”), filed with the Securities and Exchange Commission on January 22, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Company’s the Registration Statement on Form S-11 (File No. 333-221560), as amended (the “Registration Statement”), and the related Registration Statement on Form S-11 (File No. 333-222617) filed pursuant to Rule 462(b) under the Securities Act, the following agreements were entered into:

(1)	Credit Agreement, dated as of January 23, 2018, by and among Americold Realty Operating Partnership, L.P., the Company, the Several Lenders and Letter of Credit Issuers from Time to Time Parties Thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”);

(2)	Guarantee and Collateral Agreement, dated as of January 23, 2018, by and among Americold Realty Operating Partnership, L.P., the Subsidiaries of Americold Realty Operating Partnership, L.P. identified therein and Bank of America, N.A., as Administrative Agent (the “Guarantee and Collateral Agreement”);

(3)	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Fred Boehler (the “Boehler Employment Agreement”);

(4)	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Marc Smernoff (the “Smernoff Employment Agreement”);

(5)	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Thomas Novosel (the “Novosel Employment Agreement”);

(6)	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Thomas Musgrave (the “Musgrave Employment Agreement”);

(7)	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Andrea Darweesh (the “Darweesh Employment Agreement”);

(8)	Americold Realty Trust 2017 Equity Incentive Plan, effective as of January 23, 2018 (the “2017 Plan”);

(9)	Amended and Restated Shareholders Agreement, dated January 18, 2018, by and among the Company and the shareholders of the Company signatories thereto (the “Shareholders Agreement”); and

(10)	Registration Rights Agreement, dated January 18, 2018, by and among the Company and the shareholders of the Company signatories thereto (the “Registration Rights Agreement”).

The Credit Agreement, the Guarantee and Collateral Agreement, the Boehler Employment Agreement, the Smernoff Employment Agreement, the Novosel Employment Agreement, the Musgrave Employment Agreement, the Darweesh Employment Agreement, the 2017 Plan, the Shareholders Agreement and the Registration Rights Agreement are filed herewith as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein.

Item 3.03 — Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 23, 2018, upon the closing of the initial public offering of the Company, Ronald Burkle, Christopher Crampton, Richard d’Abo, Gregory Mays and Terrence J. Wallock resigned from the Board of Trustees of the Company. In addition, effective January 23, 2018, James R. Heistand, Michelle M. MacKay, Mark R. Patterson and Andrew P. Power were appointed to the Board of Trustees of the Company, thereby joining Fred Boehler, George J. Alburger, Jeffrey M. Gault, Bradley J. Gross and Joel A. Holsinger. Finally, the size of the Company’s Board of Trustees was reduced from ten to nine members effective January 23, 2018.

Messrs. Alburger, Heistand and Power serve as members of the Audit Committee of the Board of Trustees. Ms. MacKay and Messrs. Heistand and Power serve as members of the Compensation Committee of the Board of Trustees. Messrs. Heistand and Patterson and Ms. MacKay serve as members of the Nominating and Corporate Governance Committee of the Board of Trustees. Biographical information regarding these trustees and a description of the terms of their compensation have previously been reported by the Company in the Registration Statement.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2018, the Company amended and restated its declaration of trust (the “Declaration of Trust”) and bylaws (the “Bylaws”), effective on such date. The Declaration of Trust and Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference. The terms of the Declaration of Trust and the Bylaws are substantially the same as the terms set forth in the forms previously filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

Item 8.01 — Other Events.

On January 18, 2018, the Company and Americold Realty Operating Partnership, L.P. entered into an underwriting agreement, a copy of which is attached hereto as Exhibit 1.1 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), and the selling shareholders named in Schedule B thereto (the “Selling Shareholers”), pursuant to which the Company issued 33,350,000 Common Shares (including 4,350,000 Common Shares issued in connection with the underwriters’ exercise in full of their option to purchase additional Common Shares), and the Selling Shareholders sold 18,745,000 Common Shares (including 2,445,000 Common Shares sold in connection with the underwriters’ exercise in full of their option to purchase additional Common Shares). The Common Shares issued by the Company and sold by the Selling Shareholders were sold at a public offering price of $16.00 per Common Share, which generated approximately $493.0 million in net proceeds to the Company after deducting the underwriting discount and estimated offering expenses payable by the Company and approximately $279.4 million in net proceeds to the Selling Shareholders after deducting the underwriting discount.

On January 23, 2018, the Company closed on its new senior secured credit facilities (the “New Senior Secured Credit Facilities”), consisting of a five-year, $525.0 million senior secured term loan A facility (the “New Senior Secured Term Loan A Facility”), with net proceeds of $517.0 million, and a three-year, $400.0 million senior secured revolving credit facility (the “New Senior Secured Revolving Credit Facility”). The New Senior Secured Credit Facilities also have an additional $400.0 million accordion option. Upon the completion of the Offering, $525.0 million is outstanding under the Company’s New Senior Secured Term Loan A Facility and no borrowings are outstanding under the Company’s New Senior Secured Revolving Credit Facility. Borrowings under the Company’s New Senior Secured Credit Facilities will bear interest, at the Company’s election, at the then-applicable margin plus an applicable LIBOR or base rate interest rate. The base rate is the greatest of the bank prime rate, the one-month LIBOR rate plus one percent or the federal funds rate plus one-half of one percent. The applicable margin varies between (i) in the case of LIBOR-based loans, 2.35% and 3.00% and (ii) in the case of base rate loans, 1.35% and 2.00%, in each case, based on changes in the Company’s total leverage. As of the January 23, 2018, borrowings under our New Senior Secured Credit Facilities bear interest at a floating rate of one-month LIBOR plus 2.50%.

As contemplated in the Registration Statement, the Company intends to use the net proceeds from its initial public offering, together with $517.0 million of net proceeds from the Company’s New Senior Secured Term Loan A Facility, to repay the entire $809.0 million aggregate principal amount of indebtedness outstanding under its existing senior secured term loan B facility and revolving credit facilities that mature in December 2022 and for general business purposes, which may include the repayment of $13.1 million outstanding under the Company’s Clearfield, Utah construction loan.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of January 18, 2018, among the Company, Americold Realty Operating Partnership, L.P., a Delaware limited partnership, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule A thereto, and the selling shareholders named in Schedule B thereto

3.1	Amended and Restated Declaration of Trust of Americold Realty Trust, dated as of January 22, 2018

3.2	Amended and Restated Bylaws of Americold Realty Trust

10.1	Credit Agreement, dated as of January 23, 2018, by and among Americold Realty Operating Partnership, L.P., the Company, the Several Lenders and Letter of Credit Issuers from Time to Time Parties Thereto and Bank of America, National Association, as Administrative Agent

10.2	Guarantee and Collateral Agreement, dated as of January 23, 2018, by and among Americold Realty Operating Partnership, L.P., the Subsidiaries of Americold Realty Operating Partnership, L.P. identified therein and Bank of America, National Association, as Administrative Agent

10.3	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Fred Boehler

10.4	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Marc Smernoff

10.5	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Thomas Novosel

10.6	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Thomas Musgrave

10.7	Employment Agreement, dated as of January 23, 2018, by and between AmeriCold Logistics, LLC and Andrea Darweesh

10.8	Americold Realty Trust 2017 Equity Incentive Plan, effective as of January 23, 2018

10.9	Amended and Restated Shareholders Agreement, dated January 18, 2018, by and among the Company and the shareholders of the Company signatories thereto

10.10	Registration Rights Agreement, dated January 18, 2018, by and among the Company and the shareholders of the Company signatories thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2018

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and Executive Vice President